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                     IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE

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IN RE                             |
                                  |     CHAPTER 11
                                  |
MARINER POST-ACUTE NETWORK,       |     CASES NOS. 00-113 (MFW)
INC., ET AL.,                     |     THROUGH 00-214 (MFW)
                                  |
                                  |
                                  |     (JOINTLY ADMINISTERED)
                  DEBTOR.         |
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                   ORDER AUTHORIZING AN AMENDMENT TO DEBTORS'
                      DEBTOR IN POSSESSION LOAN AGREEMENT

         Upon the motion (the "Motion") of the debtors and debtors in possession in the above-captioned cases (the "Debtors"), requesting entry of an order authorizing them to enter into, and perform under, the Third Amendment (the "Amendment") to the Revolving Credit and Guaranty, dated as of January 18, 2000, as previously amended on February 16, 2000 and March 20, 2000 (the "DIP Credit Agreement") in substantially form heretofore filed with this Court; and due and proper notice of the Motion having been given; and it appearing that sufficient cause exists for granting the requested relief and that the relief requested under the Motion is in the best interests of the Debtors' estates and creditors, it is hereby:

         ORDERED that, pursuant to Sections 105, 363, and 364 of the Bankruptcy Code, the Motion is granted, and the Debtors are authorized to entered into, and perform under, the Amendment; and it is further

         ORDERED that, to the extent the Final Order (as defined in the Motion) approving the DIP Credit Agreement relies upon the definition of any term as used in the DIP Credit agreement


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(including but not limited to the definition of "Termination Date," which the
DIP Credit Agreement defines as the earlier of, among other things, the "Maturity Date"), the Final Order shall be deemed modified to the extent the definition of such term is modified by the Amendment; and it is further

         ORDERED, that, as to Prudent Buyer Appeal Money only: (i) this Order shall be subject to the Court's decision on the motions to dismiss filed by the Defendants in the adversary proceeding captioned Novacare Holdings, Inc. v. Mariner Post-Acute Network, Inc., et al., Adversary Proceeding No. 00-1577
(MFW) (the "NCH Action") to the same extent as the Final Order and the first day and interim orders approving the DIP Credit Agreement and granting adequate protection in connection therewith (collectively, the "DIP Orders"); and (ii) the entry of this Order shall not impact, impair, or in any way affect either the ruling on the motions to dismiss or the relief being sought by Novacare Holdings, Inc. ("NCH") in the NCH Action beyond any impact, impairment, or any other effect of the DIP Orders on the motions to dismiss or the relief being sought by NCH in the NCH action; and it is further

         ORDERED that, other than specifically provided herein or in the Amendment, all terms and conditions set forth in the DIP Credit Agreement and the Final Order remain in full force and effect.



Date:    January  11, 2001
         Wilmington, Delaware



                                                 /s/ Mary F. Walrath
                                                 ------------------------------
                                                 The Honorable Mary F. Walrath
                                                 United States Bankruptcy Judge